Exhibit 99.5

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

The following unaudited pro forma consolidated and combined statement of operations for the year ended December 31, 2017 has been prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma consolidated and combined statement of operations by applying pro forma adjustments to the audited consolidated and combined statement of operations of JBG SMITH Properties (“JBG SMITH” or the “Company”), a real estate investment trust (“REIT”) located in Maryland, which includes the operating results of the Vornado Included Assets, as defined below, for the year ended December 31, 2017 and the operating results of the JBG Assets, as defined below, from July 18, 2017, the date of acquisition by JBG SMITH, referred to as the “combination”, through December 31, 2017. The JBG Assets refers to the portfolio of assets located in the Washington, DC metropolitan area (the “JBG Included Properties”) previously owned by The JBG Companies (“JBG”) and the management business of JBG/Operating Partners, L.P. and its affiliated entities that conduct business under The JBG Companies trade name (collectively “JBG Operating Partners”). The JBG Included Properties is comprised of the consolidated assets (the “JBG Consolidated Assets”) and interests in unconsolidated real estate ventures (the “JBG Unconsolidated Real Estate Ventures”). The unaudited pro forma adjustments to the audited consolidated and combined statement of operations of JBG SMITH gives effect to the combination as if it had occurred on January 1, 2017. All significant pro forma adjustments and underlying assumptions are described in the notes to the unaudited pro forma consolidated and combined statement of operations.

The unaudited pro forma adjustments include the following:

• The operating results of the JBG Assets for the period from January 1, 2017 through July 17, 2017, the portion of the fiscal year prior to the combination; and

• The execution of our $1.4 billion credit agreement and borrowings on the facility and term loan on July 18, 2017 in conjunction with the combination, as if they had occurred on January 1, 2017.

The accompanying unaudited pro forma consolidated and combined statement of operations does not give effect to the potential full-year impact of cost savings that may result from the transactions described above or items that will not have a recurring impact. While Vornado Realty Trust (“Vornado”) provides JBG SMITH with certain information technology, financial reporting and payroll services on a transitional basis pursuant to a Transition Services Agreement, a significant portion of these services are approximately one year in duration. Accordingly, the accompanying unaudited pro forma consolidated and combined statement of operations does not give effect to the Transition Services Agreement with Vornado.

The unaudited pro forma consolidated and combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of the financial results that would have actually been reported had the combination occurred on January 1, 2017 nor is the unaudited pro forma consolidated and combined statement of the operations indicative of our future financial results.

The audited consolidated and combined statement of operations of JBG SMITH includes the results of the carve-out of the Vornado Included Assets, which comprises substantially all the assets and liabilities of Vornado’s Washington D.C. segment, from the financial information of Vornado for the period from January 1, 2017 through July 17, 2017. The historical financial results of the Vornado Included Assets reflect charges for certain corporate expenses, which include costs related to human resources, security, payroll and benefits, legal, corporate communications and information services. Costs of the services that were allocated or charged to the Vornado Included Assets were based on either actual costs incurred or a proportion of costs estimated to be applicable to the Vornado Included Assets based on a number of factors, most significantly, the Vornado Included Assets’ percentage of Vornado’s revenue. These allocated amounts are included as a component of general and administrative expenses on the consolidated and combined statement of operations and do not necessarily reflect what actual costs would have been if the Vornado Included Assets had been a separate standalone public company prior to July 17, 2017. Actual costs may be materially different.

The unaudited pro forma consolidated and combined statement of operations should be read in conjunction with the Company’s consolidated and combined financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The Company’s consolidated and combined financial statements and related notes for the three months ended March 31, 2018 included in the Company’s Quarterly Report on Form 10-Q reflected all the combination-related matters for the entirety of the three month period ended March 31, 2018 and, therefore, do not require any pro forma adjustments.

JBG SMITH

PRO FORMA CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2017

(unaudited and dollar amount in thousands)

		Results of the JBG Assets prior to the Combination
	JBG SMITH Audited 2017 Results (A)	JBG Operating Partners (B)	JBG Consolidated Assets (C)	JBG Unconsolidated Real Estate Ventures (D)	Elimination Pro Forma Adjustments (E)	Other Pro Forma Adjustments (F)	JBG SMITH Pro Forma
REVENUES:
Property rentals	$436,625	$—	$41,442	$—	$—	$—	$478,067
Tenant expense reimbursements	37,985	—	3,944	—	—	—	41,929
Third-party real estate services, including reimbursements	63,236	50,627	—	—	(1,361)	—	112,502
Other income	5,167	—	497	—	—	—	5,664

Total Revenue	543,013	50,627	45,883	—	(1,361)	—	638,162

EXPENSES:
Depreciation and amortization	161,659	4,794	23,830	—	—	—	190,283
Property operating	111,055	—	13,416	—	—	—	124,471
Real estate taxes	66,434	—	6,073	—	—	—	72,507
General and administrative:
Corporate and other	47,131	51,787	—	—	(1,361)	—	97,557
Third-party real estate services	51,919	—	—	—	—	—	51,919
Share-based compensation related to the formation transaction	29,251	—	—	—	—	23,494	52,745
Transaction and other costs	127,739	—	—	—	—	(125,451)	2,288

Total Operating Expenses	595,188	56,581	43,319	—	(1,361)	(101,957)	591,770

Operating Income (Loss)	(52,175)	(5,954)	2,564	—	—	101,957	46,392

Loss from unconsolidated real estate ventures	(4,143)	—	—	(6,371)	—	—	(10,514)
Interest and other income (expense), net	1,788	—	2	—	—	(1,804)	(14)
Interest expense	(58,141)	—	(11,566)	—	—	384	(69,323)
Loss on extinguishment of debt	(701)	—	—	—	—	—	(701)
Gain on bargain purchase	24,376	—	—	—	—	(24,376)	—

Income (Loss) before Income Tax Expense	(88,996)	(5,954)	(9,000)	(6,371)	—	76,161	(34,160)

Income tax benefit (expense)	9,912	(2,977)	—	—	—	(5,855)	1,080

Net Income (Loss)	(79,084)	(8,931)	(9,000)	(6,371)	—	70,306	(33,080)
Net loss attributable to redeemable noncontrolling interests	7,328	—	—	—	—	(4,101)	3,227
Net loss attributable to noncontrolling interests	3	—	—	—	—	—	3
Net Income (Loss) Attributable to Common Shareholders	$(71,753)	$(8,931)	$(9,000)	$(6,371)	$—	$66,205	$(29,850)

Weighted average shares outstanding - basic and diluted							117,955
Earnings per share - basic and diluted							$(0.25)

Notes to Pro Forma Consolidated and Combined Statement of Operations (unaudited)

1. Adjustments to Unaudited Pro Forma Consolidated and Combined Statement of Operations

(dollar amounts in thousands, except per share and unit amounts)

(A)                   Derived from the audited consolidated and combined statement of operations of JBG SMITH for the year ended December 31, 2017, which was included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. JBG SMITH’s audited consolidated and combined statement of operations for the year ended December 31, 2017 includes the results of the Vornado Included Assets for the year ended December 31, 2017 and the results of the JBG Assets subsequent to the combination. Accordingly, the results of operations for the year ended December 31, 2017 reflect the Vornado Included Assets on a combined basis for the period prior to July 17, 2017 and the Vornado Included Assets and the JBG Assets on a consolidated basis for the period subsequent to July 17, 2017.

The acquisition of the JBG Assets comprises (i) JBG Operating Partners, a real estate services company providing investment, development, asset and property management, leasing, construction management and other services primarily to the assets owned, directly or indirectly, by the legacy funds formerly organized by JBG (the “JBG Legacy Funds”), (ii) the JBG Consolidated Assets and (iii) the JBG Unconsolidated Real Estate Ventures. Consideration paid with respect to the acquisitions referred to in clauses (ii) and (iii) above was in the form of common shares of JBG SMITH and common units of limited partner interest (“OP Units”) in our operating partnership, JBG SMITH Properties LP (“JBG SMITH LP”), which holds substantially all of our assets and through which we conduct our operations. Consideration paid with respect to the acquisition of JBG Operating Partners described in clause (i) above was in the form of OP Units. JBG Operating Partners was owned by 20 unrelated individuals prior to the combination. Upon completion of the combination, 19 of these individuals became employees of JBG SMITH and three of these individuals are members of our board of trustees.

The acquisition of the JBG Assets was accounted for as a business combination using the acquisition method of accounting in accordance with ASC 805, Business Combinations, whereby the identifiable assets acquired and liabilities assumed, which were recorded at their acquisition-date fair values, and the income from the operations was consolidated into the financial statements commencing July 18, 2017.

A portion of the OP Unit consideration paid to certain of the former owners of JBG Operating Partners, with an estimated fair value of $110,591, is subject to post combination employment with vesting periods of either 12 or 60 months. In accordance with accounting principles generally accepted in the United States, consideration that is subject to future employment is not considered a component of the purchase price for the business combination and has been recognized as compensation expense, which is included in general and administrative: share-based compensation related to the formation transaction in the pro forma consolidated and combined statement of operations in accordance with ASC Topic 718, Share-based Payments.

The acquisition resulted in a bargain purchase gain as the estimated fair value of the identifiable net assets acquired exceeded the purchase consideration by $24,376. The purchase consideration was determined based upon the relative equity values of the Vornado Included Assets and the JBG Assets. The JBG Parties, which are comprised of JBG Properties, Inc., JBG/Operating Partners L.P., JBG Investment Fund VI, L.L.C., JBG Investment Fund VII, L.L.C., JBG Investment Fund VIII, L.L.C., JBG Investment Fund IX, L.L.C. and JBG/ Urban Direct Member, L.L.C., received a total number of JBG SMITH common shares and/or JBG SMITH LP OP Units equal to their relative equity values. The ultimate value of the consideration was based on the total common shares and OP Units issued in the combination multiplied by the volume weighted average share price on July 18, 2017 of $37.10.

In the combination, JBG SMITH acquired the JBG Assets in exchange for 37.2 million common shares and OP Units. The combination has been accounted for at fair value under the acquisition method of accounting. The following preliminary allocation of the purchase price is based on preliminary estimates and assumptions and is subject to change based on a final determination of the fair value of the purchase consideration and assets acquired and liabilities assumed:

	JBG Operating Partners	JBG Consolidated Assets and JBG Unconsolidated Real Estate Ventures	Total JBG Assets
Fair value of purchase consideration
Common shares and common limited partnership units	$126,893	$1,097,992	$1,224,885
Cash	3,683	16,890	20,573
Total consideration paid	$130,576	$1,114,882	$1,245,458

Fair value of assets acquired and liabilities assumed
Land and improvements	$868	$337,204	$338,072
Building and improvements	—	609,156	609,156
Construction in progress	—	699,800	699,800
Leasehold improvements and equipment	7,890	—	7,890
Cash	19	104,510	104,529
Restricted cash	—	13,460	13,460
Investments in and advances to unconsolidated real estate ventures	40	241,571	241,611
Identified intangible assets	48,900	89,471	138,371
Note receivable (1)	—	50,934	50,934
Identified intangible liabilities	—	(8,687)	(8,687)
Mortgages payable assumed (2)	—	(768,523)	(768,523)
Capital lease obligations assumed (3)	—	(33,543)	(33,543)
Lease assumption liabilities (4)	—	(43,388)	(43,388)
Deferred tax liability (5)	(18,610)	—	(18,610)
Other assets acquired (liabilities assumed), net	(8,459)	(49,191)	(57,650)
Noncontrolling interests in consolidated subsidiaries	—	(3,588)	(3,588)
Net assets acquired	30,648	1,239,186	1,269,834
Gain on bargain purchase (6)	(99,928)	124,304	24,376
Total consideration paid	$130,576	$1,114,882	$1,245,458

(1)         During the year ended December 31, 2017, JBG SMITH received proceeds of $50,934 from the repayment of the notes receivable acquired in the combination.

(2)         Subject to various interest rate swap and cap agreements assumed in the combination that are considered economic hedges, but not designated as accounting hedges.

(3)         In the combination, two ground leases were assumed that were determined to be capital leases. On July 25, 2017, JBG SMITH purchased a land parcel located in Reston, Virginia associated with one of the ground leases for $19,500.

(4)         Includes a $14,000 payment to a tenant, expected to be paid in 2018, and a $29,388 lease liability JBG SMITH assumed in relocating a tenant to one of its office buildings. The $29,388 assumed lease liability is based on the contractual payments JBG SMITH assumed under the tenant’s previous lease, which are partially offset by estimated sub-tenant income JBG SMITH anticipates receiving as it actively pursues a sub-tenant.

(5)       Related to the management and leasing contracts acquired in the combination.

(6)       The combination resulted in a gain on bargain purchase because the estimated fair value of the identifiable net assets acquired exceeded the purchase consideration by $24,376. The purchase consideration was based on the fair value of the common shares and OP Units issued in the combination. The Company continues to reassess the recognition and measurement of identifiable assets and liabilities acquired and has preliminarily concluded that all acquired assets and liabilities were recognized and that the valuation procedures and resulting estimates of fair values were appropriate.

The fair value of the mortgages payable assumed was determined using prevailing market interest rates at the time of acquisition for comparable debt financings. The fair values of the interest rate swaps and caps was based on the estimated amounts the Company would receive or pay to terminate the contracts at the acquisition date and was determined using interest rate pricing models and observable inputs. Accordingly, $788 of interest rate swaps and caps are included in other assets acquired (liabilities assumed), net. The carrying value of cash, restricted cash, working capital balances, leasehold improvements, equipment and other assets acquired and liabilities assumed approximate their fair value.

The fair values of buildings are determined using the “as-if vacant” approach whereby the Company uses discounted income or cash flow models with inputs and assumptions that it believes are consistent with market conditions at the time of acquisitions for similar assets. The most significant assumptions in determining the allocation of the purchase price to buildings are the exit capitalization rate, discount rate, estimated market rents and hypothetical expected lease-up periods. The Company assesses fair value of land based on market comparisons and development projects using an income approach of cost plus a margin.

The fair values of identified intangible assets are determined based on the following:

•                  The value allocable to the above or below market component of an acquired in-place lease is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be received pursuant to the lease over its remaining term and (ii) management’s estimate of the amounts that would be received using market rates over the remaining term of the lease. Amounts allocated to above market leases are recorded as identified intangible assets and amounts allocated to below market leases are recorded as lease intangible liabilities. These intangibles are amortized to property rental income over the remaining terms of the respective leases;

•                  Factors considered in determining the value allocable to in-place leases during hypothetical lease-up periods related to space that is leased at the time of acquisition include (i) lost rent and operating cost recoveries during the hypothetical lease-up period and (ii) theoretical leasing commissions required to execute similar leases. These intangible assets are recorded as identified intangible assets and are amortized to depreciation and amortization expense over the remaining term of the existing lease; and

•                  The allocation to intangible assets related to JBG Operating Partners (in-place property management, leasing, asset management, and development and construction management contracts) is based on revenue and expense projections over the estimated life of each contract discounted using a market discount rate. These management contract intangibles are amortized to depreciation and amortization expense over the weighted average life of the management contracts.

The fair value of the common shares and OP Units purchase consideration was determined as follows (in thousands, except exchange ratio and price per share/unit):

Outstanding common shares and common limited partnership units prior to the Combination	100,571
Exchange ratio (1)	2.71
Common shares and OP Units issued in consideration	37,164
Price per share/unit (2)	$37.10
Fair value of common shares and OP Units issued in consideration	$1,378,780
Fair value adjustment to OP Units due to transfer restrictions	(43,303)
Portion of consideration attributable to performance of future services (3)	(110,591)
Fair value of common shares and OP Units purchase consideration	$1,224,886

(1)       Represents the implied exchange ratio of one common share and OP Unit of JBG SMITH for 2.71 common shares and common limited partnership units prior to the combination.

(2)       Represents the volume weighted average share price on July 18, 2017.

(3)       OP Unit consideration paid to certain of the owners of the JBG Assets, which have an estimated fair value of $110,591 is subject to post-combination employment with vesting over periods of either 12 or 60 months and amortization is recognized as compensation expense over the period of employment in “General and administrative expense: share-based compensation related to the formation transaction” in the pro forma consolidated and combined statement of operations.

The following tables present the consolidated real estate ventures included in the JBG Consolidated Assets and JBG Unconsolidated Real Estate Ventures, which were included within the JBG Assets at the time of the combination, along with JBG SMITH’s percentage ownership of each asset at the time of the combination. The allocations to the JBG SMITH consolidated and unconsolidated real estate ventures at the time of the combination were based on the estimated fair values of the identified assets acquired and liabilities assumed of each venture, including future expected cash flows from promote interests.

The following table reflects the ownership interests in partially owned consolidated real estate ventures that were acquired as part of the JBG Consolidated Assets on July 18, 2017.

JBG CONSOLIDATED ASSETS—PARTIALLY OWNED	TYPE	PERCENT OWNERSHIP
Akridge
West Half II	Multifamily—Under Construction	94.2%
West Half III	Multifamily—Under Construction	94.2%

The following table reflects the ownership interests in the JBG Unconsolidated Real Estate Ventures that were acquired on July 18, 2017.

JBG UNCONSOLIDATED REAL ESTATE VENTURES	TYPE	PERCENT OWNERSHIP
MFP-JBGU
L’Enfant Plaza Office—East	Office—Operating	49.0%
L’Enfant Plaza Office—North	Office—Operating	49.0%
Rosslyn Gateway—North	Office—Operating	18.0%
NoBe II Office	Office—Operating	18.0%
Rosslyn Gateway—South	Office—Operating	18.0%
11333 Woodglen Drive	Office—Operating	18.0%
Courthouse Metro Office	Office—Operating	18.0%
L’Enfant Plaza Retail	Office—Operating	49.0%
L’Enfant Plaza Office—Southeast	Office—Under Construction	49.0%
The Alaire	Multifamily—Operating	18.0%
The Terano	Multifamily—Operating	1.8%
Galvan	Multifamily—Operating	1.8%
Capitol Point—North Option (1)	Future Development	59.0%

Capitol Point—North (1)	Future Development	59.0%
L’Enfant Plaza Office—Center	Future Development	49.0%
Rosslyn Gateway—South Land	Future Development	18.0%
Rosslyn Gateway—North Land	Future Development	18.0%
5615 Fishers Drive	Future Development	18.0%
12511 Parklawn Drive	Future Development	18.0%
Twinbrook	Future Development	18.0%
Woodglen	Future Development	18.0%

CBREI Venture
Pickett Industrial Park	Office—Operating	10.0%
The Foundry	Office—Operating	9.9%
Fairway Apartments	Multifamily—Operating	10.0%
The Gale Eckington	Multifamily—Operating	5.0%
Atlantic Plumbing	Multifamily—Operating	64.0%
Stonebridge at Potomac Town Center—Phase I	Other—Operating	10.0%
Stonebridge at Potomac Town Center—Phase II	Other—Near-Term Development	10.0%
Stonebridge at Potomac Town Center—Phase III	Future Development	10.0%
Fairway Land	Future Development	10.0%

Brandywine
1250 1st Street	Future Development	30.0%
50 Patterson Street	Future Development	30.0%
51 N Street	Future Development	30.0%

MRP Realty
965 Florida Avenue (1)	Multifamily—Near-Term Development	70.0%

Berkshire
7900 Wisconsin Avenue	Multifamily—Under Construction	50.0%

(1)         As of December 31, 2017, the Company consolidated the real estate venture pursuant to a restructured venture agreement.

The following table reflects the preliminary estimated fair value of the depreciable tangible and identified intangible assets and liabilities and their related useful lives for JBG Operating Partners and the JBG Consolidated Assets:

	JBG Operating Partners	JBG Consolidated Assets	Total Fair Value	Useful Life
Tangible Assets:
Building and improvements	$—	$543,584	$543,584	3 - 40 years
Tenant improvement	—	65,572	65,572	Shorter of useful life or remaining life of the respective lease
Leasehold improvements	4,422	—	4,422	Shorter of useful life or remaining life of the respective lease
Equipment	3,468	—	3,468	5 years

Identified Intangible Assets:
In-place leases	$—	$60,317	$60,317	Remaining life of the respective lease
Above-market real estate lease	—	11,732	11,732	Remaining life of the respective lease
Below-market ground leases	—	332	332	Remaining life of the respective lease
Option to enter into ground lease	—	17,090	17,090	Remaining life of contract
Management and leasing contracts	48,900	—	48,900	Estimated life of contracts, ranging between 3 - 9 years
Identified Intangible Liabilities:
Below-market real estate leases	$—	$8,687	$8,687	Remaining life of the respective lease

In establishing the useful lives for determining the pro forma adjustments, the Company considered the length of time the asset had been in existence, its maintenance history, including anticipated future maintenance and any contractual stipulations that might limit the asset’s useful life.

(B)                               The table below presents the pro forma statement of operations of JBG Operating Partners for the year ended December 31, 2017. The historical information for the period prior to the combination is derived from the consolidated statement of income of JBG Operating Partners for the six months ended June 30, 2017.

	For the Period Prior to the Combination (January 1, 2017 – July 17, 2017)
	Historical JBG Operating Partners for the Six Months Ended June 30, 2017	Historical JBG Operating Partners for the period from July 1, 2017 – July 17, 2017(1)	Other Adjustments		JBG Operating Partners
Revenues
Third-party real estate services	$54,026	$4,938	$(8,337	)(2)(3)	$50,627
Expenses
Depreciation and amortization	881	—	3,913	(4)	4,794
General and administrative:
Corporate and other	38,837	3,550	9,400	(3)(5)	51,787
Total expenses	39,718	3,550	13,313		56,581
Operating income (loss)	14,308	1,388	(21,650)		(5,954)
Income (loss) from unconsolidated real estate ventures	91	8	(99	)(6)	—
Interest expense	(171)	(16)	187	(7)	—
Income tax expense	(160)	(15)	(2,802	)(8)	(2,977)
Net income (loss)	$14,068	$1,365	$(24,364)		$(8,931)

(1)         Reflects the operating results of JBG Operating Partners for the period July 1, 2017 through July 17, 2017.

(2)         Elimination of third-party real estate services revenue associated with services provided to JBG Consolidated Assets.

(3)         Adjustment to reflect the payment for and reimbursement of property operating payroll expenses.

(4)         Adjustment to depreciation and amortization expense based on the estimated fair value of JBG Operating Partners’ real estate and intangible assets.

(5)         Adjustment to reflect the termination of JBG Operating Partners’ profit sharing arrangement upon completion of the combination.

(6)         Elimination of income attributable to an investment not acquired by JBG SMITH in the combination.

(7)         Adjustment to eliminate interest expense for repayment of JBG Operating Partners’ line of credit.

(8)         Adjustment to record the income tax provision on pro forma fee income from REIT subsidiaries using an estimated 40.37% effective income tax rate.

(C)                               The table below presents the pro forma combined statement of revenues and expenses from real estate operations of the operating JBG Consolidated Assets (the “JBG Operating Assets”) for the period of January 1, 2017 through July 17, 2017. The historical information for the period of January 1, 2017 through June 30, 2017 is derived from the combined statements of revenues and expenses from real estate operations of the JBG Operating Assets for the six months ended June 30, 2017.

	For the Period Prior to the Combination (January 1, 2017 – July 17, 2017)
	JBG Operating Assets for the Six Months Ended June 30, 2017(1)	JBG Operating Assets for the period from July 1, 2017 – July 17, 2017(2)	Other Adjustments (3)	JBG Consolidated Assets
Revenue:
Property rentals	$35,959	$3,287	$2,196	$41,442
Tenant expense reimbursement	3,620	331	(7)	3,944
Other revenue	454	41	2	497
Total revenue	$40,033	$3,659	$2,191	$45,883

Expenses:
Property operating	11,552	1,056	808	13,416
Real estate taxes	5,067	463	543	6,073
Total expenses	$16,619	$1,519	$1,351	$19,489

(1)         This information is derived from the combined statements of revenues and expenses from real estate operations of the JBG Operating Assets for the six months ended June 30, 2017, which were prepared for the purposes of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended.

(2)         Reflects the operating results of the JBG Operating Assets for the period July 1, 2017 through July 17, 2017.

(3)         Reflects the net impact of straight-line rents and the amortization of above or below market lease intangibles based on the preliminary purchase price allocation described in Note A.  Also, reflects operating revenue and expenses related to incidental operations for three under construction development assets for the period of January 1, 2017 through July 17, 2017 owned by JBG SMITH but not included in the combined statements of revenue and expenses from real estate operations prepared for the purposes of complying with Rule 3-14 of Regulation S-X, as they were not operating assets. Such assets generated immaterial incidental operating revenue and expenses.

Pro forma depreciation and amortization expense is presented based on the estimated fair values of the real estate and identified intangible assets described in Note A. Estimated useful lives are discussed in Note A.

Above and below market leases are amortized as a decrease or an increase to rental income, respectively, over the lives of the respective leases. Amortization of acquired in-place leases, excluding ground leases, is included as a component of depreciation and amortization. Ground lease amortization is included in property operating expense.

Interest expense on assumed debt associated with the JBG Consolidated Assets is calculated using the historical results for each assumed loan and adjusted for the amortization of the net premium resulting from the recognition of the assumed debt at fair value based on market loan interest rates. The contractual interest rates on the assumed debt range from 2.82% to 8.76%.

(D)                               Reflects JBG SMITH’s share of the income (loss) from its interests in the JBG Unconsolidated Real Estate Ventures accounted for under the equity method, including adjustment for the basis difference between the fair value of the interest in the JBG Unconsolidated Real Estate Ventures and the proportionate interest in the depreciable assets held by each venture. This basis difference is amortized over the estimated life of the underlying assets and recognized as a component of equity in earnings from unconsolidated real estate ventures. Also, reflects operating revenue and expenses related to incidental operations for five assets and two JBG Legacy Funds for the period of January 1, 2017 through July 17, 2017, which were acquired by JBG SMITH, but not included in the combined statements of revenue and expenses from real estate operations prepared for the purposes of complying with Rule 3-14 of Regulation S-X, as they were not operating assets at the time of the combination. Such assets generated immaterial incidental operating revenue and expenses.

(E)                               Third-party Real Estate Services Revenues / Property Operating

Reflects the elimination of intercompany management fees and intercompany fees for legal, marketing and other services of $1,361 provided by JBG Operating Partners to the JBG Operating Assets that were acquired in the combination.

(F)                                Other Pro Forma Adjustments

General and Administrative: Share-Based Compensation Related to the Formation Transaction

Reflects non-cash compensation expense adjustments for the period from January 1, 2017 through July 17, 2017 related to (i) estimated amortization of the grant date fair value of the portion of OP Units transferred to the partners of JBG Operating Partners in connection with their contribution of the JBG management company, which have vesting schedules, subject to continued employment over one or five years, (ii) estimated amortization of the fair value of the Formation Awards, which have vesting schedules, subject to continued employment, over five years and (iii) estimated amortization of the fair value of the equity awards made on July 18, 2017 to a key employee, of which 50% vested immediately and 50% has a vesting schedule, subject to continued employment, over five years. JBG Operating Partners has provided development, construction and other services to the JBG Consolidated Assets. JBG Operating Partners recorded revenue for these services and incurred payroll and related costs reported as general and administrative expense. On a pro forma basis, these costs are capitalized at the property level, and no revenue or general and administrative cost is recorded. Accordingly, $552 of these share-based costs are reflected as capitalized wages for the year ended December 31, 2017.

General and Administrative — Third-party real estate services

Our third-party real estate services business provides a wide range of real estate services to the JBG Legacy Funds, other JBG-affiliated entities, joint ventures and third parties with which we have longstanding relationships and earns fees for providing such services. A significant portion of our employees’ time and corresponding overhead cost is attributable to our third-party real estate services business. Subsequent to the combination, general and administrative expenses are allocated in proportion to our employee’s time during the applicable period spent managing assets that will be consolidated in our financial statements (the proportional amount of general and administrative expense that will be allocated to our corporate function) versus assets that will not be consolidated in our financial statements (the proportional amount of general and administrative expense that will be allocated to our third-party real estate services business). For the period ending July 17, 2017, our employee’s time cannot be reasonably allocated using the same methodology outlined above. We estimate the cost associated with our employee’s time attributable to our third-party real estate services business for the period ending July 17, 2017, to be $31,046.

Transaction Costs

Transaction costs and other costs (such as advisory, legal, accounting, valuation and other professional fees) of $125,451 for the year ended December 31, 2017 have been removed as a pro forma adjustment.

Interest and Other Income, net

Reflects the elimination of interest income of $1,804 for the period from January 1, 2017 through July 17, 2017 related to the repayment of Vornado’s $76,738 payable to JBG SMITH.

Interest Expense

Represents the elimination of $5,958 of historical interest expense for the period from January 1, 2017 through July 17, 2017 associated with (i) the repayment of the $174,639 payable to Vornado, (ii) the combined $43,609 repayment of the 1700 and 1730 M Street mortgage loans and (iii) the repayment of the $115,751 payable to Vornado utilizing borrowings under our revolving credit facility.

The elimination of historical interest expense is offset by additional incremental interest expense of $5,574, net of capitalized interest, for the period from January 1, 2017 through July 17, 2017, associated with (i) the $50,000 borrowing from our unsecured term loan facility, (ii) the $115,751 borrowing from our revolving credit facility, (iii) the $220,000 mortgage borrowing on The Bartlett, (iv) amortization of debt issuance costs related to the $1.4 billion credit facility and (v) facilities fees associated with the Company’s term loan and revolving credit facility. The incremental interest expense associated with the Company’s borrowings uses actual market rates had the borrowings been outstanding for the period January 1, 2017 through July 17, 2017.

Net Loss Attributable to Redeemable Noncontrolling Interests

Reflects the adjustment associated with the allocation of net loss of $4,101 to the redeemable noncontrolling interest in JBG SMITH LP for the year ended December 31, 2017.